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CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Active Assets Institutional Government Securities Trust on Form N-1A of our report dated August 7, 2001 for Active Assets Institutional Money Trust, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.


Deloitte & Touche LLP
New York, New York
January 22, 2002